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                                                                    EXHIBIT B-48









                                     BY-LAWS

                                       OF

                       NISOURCE CORPORATE SERVICES COMPANY

                            (A Delaware Corporation)


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                                    ARTICLE 1

                            OFFICES; REGISTERED AGENT

                  Section 1 Registered Office And Agent. The Corporation shall maintain in the State of Delaware a registered office and a registered agent whose business office is identical with such registered office.

                  Section 2 Principal Business Office. The Corporation shall have its principal business office at such location within or without the State of Delaware as the Board of Directors may from time to time determine.


                                    ARTICLE 2

                                  STOCKHOLDERS

                  Section 1 Annual Meeting. The annual meeting of the stockholders shall be held on the second Wednesday of April each year, at the hour of 10:00 a.m., for the purpose of electing directors and for the transaction of such other business as may properly come before the meeting. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day.

                  Section 2 Special Meetings. Special meetings of the stockholders, for any purpose or purposes, may be called by the Chairman, Vice Chairman, the Board of Directors or by the President.

                  Section 3 Place Of Meetings. The Board of Directors may designate any place, either within or without the State of Delaware, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors, but if no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal business office of the Corporation; provided, however, that for any meeting of the stockholders for which a waiver of notice designating a place is signed by all of the stockholders, then that shall be the place for the holding of such meeting.

                  Section 4 Notice Of Meetings. Written or printed notice stating the place, date and hour of the meeting of the stockholders and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given to each stockholder of record entitled to vote at the meeting, not less than 10 nor more than 60 days before the date of the meeting, or in the case of a meeting called for the purpose of acting upon a merger or consolidation not less than 20 nor more than 60 days before the meeting. Such notice shall be given by or at the direction of the Secretary. If mailed, such notice shall be deemed to be given when deposited in



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the United States mail addressed to the stockholder at his or her address as it appears on the records of the Corporation, with postage thereon prepaid. If delivered (rather than mailed) to such address, such notice shall be deemed to be given when so delivered.

                  When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken, unless the adjournment is for more than 30 days or unless a new record date is fixed for the adjourned meeting.

                  Section 5 Waiver Of Notice. A waiver of notice in writing signed by a stockholder entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance of a stockholder in person or by proxy at a meeting of stockholders shall constitute a waiver of notice of such meeting except when the stockholder or his or her proxy attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

                  Section 6 Meeting Of All Stockholders. If all of the stockholders shall meet at any time and place, either within or without the State of Delaware, and shall, in writing signed by all of the stockholders, waive notice of, and consent to the holding of, a meeting at such time and place, such meeting shall be valid without call or notice, and at such meeting any corporate action may be taken.

                  Section 7 Record Dates.

                  (a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 60 nor less than 10 days before the date of such meeting (or 20 days if a merger or consolidation is to be acted upon at such meeting). If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the next day preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                  (b) In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no



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record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by the certificate of incorporation of the Corporation or by statute, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered in the manner required by law to the Corporation at its registered office in the State of Delaware or at its principal place of business or to an officer or agent of the Corporation having custody of the book in which proceedings of meetings of the Corporation's stockholders are recorded. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by the certificate of incorporation or by statute, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

                  (c) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall not be more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

                  (d) Only those who shall be stockholders of record on the record date so fixed as aforesaid shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to consent to such corporate action in writing, or to receive payment of such dividend or other distribution, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding the transfer of any stock on the books of the Corporation after the applicable record date.

                  Section 8 Lists Of Stockholders. The officer who shall have charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at said meeting, arranged in alphabetical order, showing their addresses of record and the number of shares held by each. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten days prior to the meeting:
(i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. In the event that the meeting is to be held at a place other than the Corporation's principal place of business, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the



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meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

                  Section 9 Quorum and Vote Required For Action. Except as may otherwise be provided in the certificate of incorporation of the Corporation, the holders of stock of the Corporation having a majority of the total votes which all of the outstanding stock of the Corporation would be entitled to cast at the meeting, when present in person or by proxy, shall constitute a quorum at any meeting of the stockholders; provided, however, that where a separate vote by a class or classes of stock is required, the holders of stock of such class or classes having a majority of the total votes which all of the outstanding stock of such class or classes would be entitled to cast at the meeting, when present in person or by proxy, shall constitute a quorum entitled to take action with respect to the vote on the matter. Unless a different number of votes is required by statute or the certificate of incorporation of the Corporation, (a) if a quorum is present with respect to the election of directors, directors shall be elected by a plurality of the votes cast by those stockholders present in person or represented by proxy at the meeting and entitled to vote on the election of directors, and (b) in all matters other than the election of directors, if a quorum is present at any meeting of the stockholders, a majority of the votes entitled to be cast by those stockholders present in person or by proxy shall be the act of the stockholders except where a separate vote by class or classes of stock is required, in which case, if a quorum of such class or classes is present, a majority of the votes entitled to be cast by those stockholders of such class or classes present in person or by proxy shall be the act of the stockholders of such class or classes. If a quorum is not present at any meeting of stockholders, then holders of stock of the Corporation who are present in person or by proxy representing a majority of the votes cast may adjourn the meeting from time to time without further notice and, where a separate vote by a class or classes of stock is required on any matter, then holders of stock of such class or classes who are present in person or by proxy representing a majority of the votes of such class or classes cast may adjourn the meeting with respect to the vote on that matter from time to time without further notice. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the original meeting. Withdrawal of stockholders from any meeting shall not cause failure of a duly constituted quorum at that meeting.

                  Section 10 Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, but no proxy shall be valid after three years from its date unless otherwise provided in the proxy. Without limiting the manner in which a shareholder may authorize another person or persons to act for such shareholder as proxy pursuant to the foregoing sentence, a shareholder may validly grant such authority (i) by executing a writing authorizing another person or persons to act for such stockholder as proxy or (ii) by authorizing another person or persons to act for such stockholder as proxy by transmitting or authorizing the transmission of a telegram, cablegram, or other means of electronic submission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or similar agency duly authorized by the person who will be the holder of the proxy to receive the submission, provided that any such telegram, cablegram or other means of




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electronic submission must either contain or be accompanied by information from which it can be determined that the telegram, cablegram or other electronic submission was transmitted by or authorized by the stockholder, or by any other method allowed under the Delaware General Corporation Law.

                  Section 11 Voting Of Shares. Each stockholder of the Corporation shall be entitled to such vote (in person or by proxy) for each share of stock having voting power held of record by such stockholder as shall be provided in the certificate of incorporation of the Corporation or, absent provision therein fixing or denying voting rights, shall be entitled to one vote per share.

                  Section 12 Voting By Ballot. Any question or any election at a meeting of the stockholders may be decided by voice vote unless the presiding officer shall order that voting be by ballot or unless otherwise provided in the certificate of incorporation of the Corporation or required by statute.

                  Section 13 Inspectors. At any meeting of the stockholders the presiding officer may, or upon the request of any stockholder shall, appoint one or more persons as inspectors for such meeting. Such inspectors shall ascertain and report the number of shares represented at the meeting, based upon their determination of the validity and effect of proxies; count all votes and report the results; and do such other acts as are proper to conduct the election and voting with impartiality and fairness to all the stockholders. Each report of an inspector shall be in writing and signed by him or a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

                  Section 14 Informal Action. Any corporate action upon which a vote of stockholders is required or permitted may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation in the manner required by law at its registered office within the State of Delaware or at its principal place of business or to an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders of the Corporation are recorded. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not so consented in writing.

                                    ARTICLE 3

                                    DIRECTORS

                  Section 1 Powers. The business and affairs of the Corporation shall be managed under the direction of its Board of Directors which may do all such lawful acts and things as are





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not by statute or by the certificate of incorporation of the Corporation or by these by-laws directed or required to be exercised or done by the stockholders.

                  Section 2 Number, Election, Term Of Office And Qualifications. The number of directors which shall constitute the whole board shall be not less than one (1) nor more than five (5). The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 3 of this Article, and each director elected shall hold office until his or her successor is elected and qualified or until his or her earlier death, resignation or removal in a manner permitted by statute or these by-laws. Directors need not be stockholders.

                  Section 3 Vacancies. Vacancies occurring in the Board of Directors and newly-created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director, and any director so chosen shall hold office until the next annual election of directors and until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal in a manner permitted by statute or these by-laws.

                  Section 4 Regular Meetings. A regular meeting of the Board of Directors shall be held immediately following the close of, and at the same place as, each annual meeting of stockholders. No notice of any such meeting, other than this by-law, shall be necessary in order legally to constitute the meeting, provided a quorum shall be present. In the event such meeting is not held at such time and place, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors or as shall be specified in a written waiver signed by all of the directors. The Board of Directors may provide, by resolution, the time and place for the holding of additional regular meetings without notice other than such resolution.

                  Section 5 Special Meetings. Special meetings of the board may be called by the Chairman, Vice Chairman, President or any two directors. The person or persons calling a special meeting of the board shall fix the time and place at which the meeting shall be held and such time and place shall be specified in the notice of such meeting.

                  Section 6 Notice. Notice of any special meeting of the Board of Directors shall be given at least 2 days previous thereto by written notice to each director at his or her business address or such other address as he or she may have advised the Secretary of the Corporation to use for such purpose. If delivered, such notice shall be deemed to be given when delivered to such address or to the person to be notified. If mailed, such notice shall be deemed to be given two business days after deposit in the United States mail so addressed, with postage thereon prepaid. If given by telegraph, such notice shall be deemed to be given the next business day following the day the telegram is given to the telegraph company. Such notice may also be given by telephone or other means not specified herein, and in each such case shall be deemed to be given when actually received by the director to be notified. Notice of any meeting of the Board of Directors shall set forth the time and place of the meeting. Neither the business to be



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transacted at, nor the purpose of, any meeting of the Board of Directors
(regular or special) need be specified in the notice or waiver of notice of such meeting

                  Section 7 Waiver Of Notice. A written waiver of notice, signed by a director entitled to notice of a meeting of the Board of Directors or of a committee of such board of which the director is a member, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice to that director. Attendance of a director at a meeting of the Board of Directors or of a committee of such board of which the director is a member shall constitute a waiver of notice of such meeting except when the director attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

                  Section 8 Quorum And Vote Required For Action. At all meetings of the Board of Directors, a majority of the number of directors fixed by these by-laws shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors except as may be otherwise specifically provided by statute, the certificate of incorporation of the Corporation or these by-laws. If a quorum shall not be present at any meeting of the Board of Directors, a majority of the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

                  Section 9 Attendance By Conference Telephone. Members of the Board of Directors or any committee designated by the board may participate in a meeting of such board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such a meeting.

                  Section 10 Presumption Of Assent. A director of the Corporation who is present at a duly convened meeting of the Board of Directors at which action on any corporate matter is taken shall be conclusively presumed to have assented to the action taken unless his or her dissent shall be entered in the minutes of the meeting or unless he or she shall file his or her written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered or certified mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

                  Section 11 Informal Action. Unless otherwise restricted by statute, the certificate of incorporation of the Corporation or these by-laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if a all of the directors or such committee, as the case may be, consent thereto in writing or electric transmission, and such written consent or electronic transmission is filed with the minutes of proceedings of the Board of Directors or of such committee.



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                  Section 12 Compensation. The directors may be paid their
expenses, if any, of attendance at each meeting of the Board of Directors and at each meeting of a committee of the Board of Directors of which they are members. The Board of Directors, irrespective of any personal interest of any of its members, shall have authority to fix compensation of all directors for services to the Corporation as directors, officers or otherwise.

                  Section 13 Removal. Any director or the entire Board of Directors may be removed by the stockholders, with or without cause, by a majority of the votes entitled to be cast at an election of directors.

                                    ARTICLE 4

                                   COMMITTEES

                  Section 1 Committees. By resolution passed by a majority of the whole Board, the Board of Directors may designate one or more committees, each such committee to consist of two or more directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member of any meeting of the committee. Any such committee, to the extent provided in the resolution or in these by-laws, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at the meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of such absent or disqualified member.

                                    ARTICLE 5

                                    OFFICERS

                  Section 1 Designation; Number; Election. The Board of Directors, at its initial meeting and thereafter at its first regular meeting after each annual meeting of stockholders, shall choose the officers of the Corporation. Such officers shall be a Chairman, Vice Chairman, a President, one or more Vice Presidents, the Vice Presidents of the Business Segments of NiSource Inc., if the Board of Directors so elect, a Secretary, and a Treasurer, and such assistant secretaries and assistant Treasurers as the Board of Directors may choose. The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board. Any two or more offices may be held by the same person. Except as provided in Article 6, election or appointment as an officer shall not of itself create contract rights.



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                  Section 2 Term Of Office; Removal; Vacancies. Each officer of the Corporation chosen by the Board of Directors shall hold office until the next annual appointment of officers by the Board of Directors and until his or her successor is appointed and qualified, or until his or her earlier death, resignation or removal in the manner hereinafter provided. Any officer or agent chosen by the Board of Directors may be removed at any time by the Board of Directors whenever in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any vacancy occurring in any office of the Corporation at any time or any new offices may be filled by the Board of Directors for the unexpired portion of the term.

                  Section 3 Chairman. The Chairman of the board, if appointed, shall, if present, preside at all meetings of the Stockholders and of the Board of Directors. He shall have general supervision over the management and direction of the affairs of the Corporation, subject to the control of the Board of Directors, and shall have such other powers and duties as may be prescribed by the Board of Directors. Subject to the control of the Board of Directors, the Chairman shall have supervision of all departments and of the President, Vice Chairman and all Vice Presidents and other officers of the Corporation. The Chairman shall have such other powers and perform such other duties as from time to time may be assigned to him by the Board of Directors.

                  Section 4 Vice Chairman. If the Chairman is not present, the Vice Chairman shall preside at all meetings of the stockholders and the Board of Directors. The Vice Chairman, if elected, shall perform such duties as from time to time may be assigned by the Chairman, the Board of Directors or these By-laws. In the absence or the inability to act of the Chairman, the Vice Chairman shall perform the duties of the Chairman and when so acting shall have all the powers of and be subject to al the restrictions upon the Chairman.

                  Section 5 President. The President shall have general supervision over the management and direction of the affairs of the Corporation, subject to the control of the Board of Directors, the Chairman and the Vice Chairman, and shall have such other powers and duties as may be prescribed by the Board of Directors, the Chairman or the Vice Chairman. Subject to the control of the Board of Directors, the Chairman and the Vice Chairman, the President shall have supervision of all departments and of all Vice Presidents and other officers of the Corporation. The President shall have such other powers and perform such other duties as from time to time may be assigned to him by the Board of Directors, the Chairman and the Vice Chairman.

                  Section 6 Vice Presidents. The Vice President (and, in the event there is more than one Vice President, each of the Vice Presidents) shall render such assistance to the Chairman, Vice Chairman or President in the discharge of his or her duties as the Chairman, Vice Chairman or President may direct and shall perform such other duties as from time to time may be assigned by the Chairman, Vice Chairman or President or by the Board of Directors. In the absence of the Chairman, Vice Chairman and President or in the event of their inability or refusal to act, the Vice President (or in the event there may be more than one Vice President, the Vice Presidents in the order designated by the Board of Directors, or in the absence of any designation, then in the




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order of seniority of tenure as Vice President) shall perform the duties of the
President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

                  Section 7 Secretary. The Secretary shall attend and keep the minutes of all meetings of the Board of Directors and of the shareholders. He shall have charge and custody of the corporate records and corporate seal of the Corporation, and shall in general perform all the duties incident to the office of the secretary of the corporation, subject at all times to the direction and control of the Board of Directors and of the Chairman, Vice Chairman and President.

                  Section 8 Assistant Secretaries. Each of the Assistant Secretaries shall have such duties and powers as maybe prescribed for him by the Board of Directors or be delegated to him by the Chairman, Vice Chairman or President. In the absence or disability of the Secretary, his powers and duties shall devolve upon such one of the Assistant Secretaries as the Board of Directors or the Chairman, Vice Chairman or President may designate, or, if there be but one Assistant Secretary, then upon such Assistant Secretary; and he shall thereupon have and exercise such powers and duties during such absence or disability of the Secretary.

                  Section 9 Treasurer. The Treasurer shall have charge of, and shall be responsible for, the collection, receipt, custody and disbursement of the funds of the Corporation, and shall also have the custody of all securities belonging to the Corporation. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper receipts or making proper vouchers for such disbursements, and shall at all times preserve the same during his term of office. When necessary or proper, he shall endorse, on behalf of the Corporation, all checks notes, or other obligations payable to the Corporation or coming into his possession for and on behalf of the Corporation, and shall deposit the funds arising therefrom, together with all other funds of the Corporation coming into his possession, in the name and to the credit of the Corporation in such bank or banks as the Board of Directions shall from time to time by resolution direct. He shall perform all duties which are incident to the office of treasurer of a corporation, subject at all times to the direction and control of the Board of Directors and the Chairman, Vice Chairman and President. He shall give the Corporation a bond if required by the Board of Directors in a sum, and with one or more sureties, satisfactory to the Board, for the faithful performance of the duties of his office, and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money or other property of whatever kind in his possession or under his control belonging to the Corporation.

                  Section 10 Assistant Treasurers. Each of the Assistant Treasurers shall have such powers and duties as may be prescribed for him by the Board of Directors or be delegated to him by the Chairman, Vice Chairman or President. In the absence or disability of the Treasurer, his powers and duties shall devolve upon such one of the Assistant Treasurers as the Board of Directors or the Chairman, Vice Chairman or President shall designate, or, if there be but one Assistant Treasurer, then upon such Assistant Treasurer; and he shall thereupon have and exercise such powers and duties during such absence or disability of the Treasurer. Each





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Assistant Treasurer shall likewise give the Corporation a bond if required by the Board of Directors upon like terms and conditions as the bond required of the Treasurer.

                  Section 11 Controller. The Controller shall have control over all accounts and records pertaining to moneys, properties, materials and supplies. He shall have executive direction of the bookkeeping and accounting departments, and shall have general supervision over the records in all other departments pertaining to moneys, properties, materials and supplies. He shall have charge of the preparation of the financial budget, and such other powers and duties as are commonly incident to the office of comptroller of a corporation, subject at all times to the direction and control of the Board of Directors and the Chairman, Vice Chairman and President.

                  Section 12 Assistant Controller. Each of the Assistant Controllers shall have such powers and duties as may be prescribed for him by the Board of Directors or be delegated to him by the Chairman, Vice Chairman or President. In the absence or disability of the Controller, his powers and duties shall devolve upon such one of the Assistant Controllers as the Board of Directors or the Chairman, Vice Chairman or President may designate, or, if there be but one Assistant Controller, then upon such Assistant Controller; and he shall thereupon have and exercise such powers and duties during such absence or disability of the Controller.

                                    ARTICLE 6

                                 INDEMNIFICATION

                  Section 1 Indemnification of Directors and Officers. The Corporation shall, to the fullest extent to which it is empowered to do so by the General Corporation Law of Delaware or any other applicable laws, as may from time to time be in effect, indemnify any person (and such person's heirs, executors or administrators) who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the Corporation), whether civil, criminal, administrative or investigative, and whether formal or informal, including appeals, by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another Corporation, partnership, joint venture, trust, limited liability company or other enterprise, for and against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person or such heirs, executors or administrators in connection with such action, suit or proceeding, including appeals.

                  Section 2 Advancement of Expenses. Expenses (including attorneys' fees) incurred by an officer or director of the Corporation in defending a civil, criminal, administrative or investigative action, suit or proceeding, including appeals, shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall be ultimately determined that he or she is not entitled to be indemnified as authorized by the General Corporation Law of Delaware, as amended.

                  Section 3 Contract with the Corporation. The provisions of this Article 6 shall be deemed to be a contract between the Corporation and each person who serves as such officer or director in any such capacity at any time while this Article and the relevant provisions of the General Corporation Law of Delaware, as amended, or other applicable laws, if any, are in effect, and any repeal or modification of any such law or of this Article 6 shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

                  Section 4 Indemnification of Employees and Agents. Persons who are not covered by the foregoing provisions of this Article 6 and who are or were employees or agents of the Corporation, or are or were serving at the request of the Corporation as employees or agents of another Corporation, partnership, joint venture, trust or other enterprise, may be indemnified to the extent authorized at any time or from time to time by the Board of Directors.

                  Section 5 Other Rights of Indemnification. The indemnification and the advancement of expenses provided or permitted by this Article 6 shall not be deemed exclusive of, nor deemed in limitation of any other rights to which those indemnified may be entitled by the certificate of incorporation of the Corporation, vote of stockholders or directors, by law or otherwise, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

                                    ARTICLE 7

                       LIMITATION ON DIRECTOR'S LIABILITY

                  The personal liability for monetary damages to the Corporation or its stockholders of a person who serves as a director of the Corporation shall be limited if and to the extent provided at the time in the certificate of incorporation of the Corporation, as then amended.

                                    ARTICLE 8

                    CERTIFICATES OF STOCK AND THEIR TRANSFER

                  Section 1 Form And Execution Of Certificates. Every holder of stock in the Corporation shall be entitled to have a certificate signed by, or in the name of, the Corporation by Chairman, Vice Chairman, President or a Vice President and by the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned. Such certificates shall be in such form as may be determined by the Board of Directors. During the period while more than one class of stock of the Corporation is authorized there will be set forth on the face or back of the certificates which the Corporation shall issue to represent each class or series of stock a statement that the Corporation will furnish, without charge to each stockholder who so requests, the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. In case any officer, transfer agent or registrar of the Corporation who has signed, or whose facsimile signature has been placed upon, any such certificate shall have ceased to be such officer, transfer agent or registrar of the Corporation before such certificate is issued by the Corporation, such certificate may nevertheless be issued and delivered by the Corporation with the same effect as if the officer, transfer agent or registrar who signed, or whose facsimile signature was placed upon, such certificate had not ceased to be such officer, transfer agent or registrar of the Corporation.

                  Section 2 Replacement Certificates. The Board of Directors may direct a new certificate to be issued in place of any certificate evidencing shares of stock of the Corporation theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of the fact by the person claiming the certificate to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his legal representative, to advertise the same in such manner as it shall require and may require such owner to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed. The Board of Directors may delegate its authority to direct the issuance of replacement stock certificates to the transfer agent or agents of the Corporation upon such conditions precedent as may be prescribed by the board.

                  Section 3 Transfers Of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares of stock of the Corporation duly endorsed or accompanied by proper evidence of succession, assignment, or other authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books, provided the Corporation or a transfer agent of the Corporation shall not have received a notification of adverse interest and that the conditions of Section 8-401 of Title 6 of the Delaware Code have been met.

                  Section 4 Registered Stockholders. The Corporation shall be entitled to treat the holder of record (according to the books of the Corporation) of any share or shares of its stock as the holder in fact thereof and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other party whether or not the Corporation shall have express or other notice thereof, except as expressly provided by the laws of the State of Delaware.

                                    ARTICLE 9

                      CONTRACTS, LOANS, CHECKS AND DEPOSITS

                  Section 1 Contracts. Unless otherwise provided by the Board of Directors, all contracts, leases, commercial paper and other instruments in writing and legal documents shall be signed by the Chairman, Vice Chairman, President or any Vice President and attested by the Secretary. All bonds, deeds and mortgages shall be signed by the Chairman, Vice Chairman, President or any Vice President and attested by the Secretary. All certificates of shares shall be signed by the Chairman, Vice Chairman, President or any Vice President and attested by the Secretary.

                  Section 2 Loans. No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

                  Section 3 Checks, Drafts And Other Instruments. All checks, drafts or other orders for the payment of money and all notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by the Chairman, President or any Vice President or those other officers or employees of the Corporation as the Board of Directors may from time to time designate.

                  Section 4 Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors, the Chairman, Vice Chairman, President or any Vice President, may select.

                                   ARTICLE 10

                            MISCELLANEOUS PROVISIONS

                  Section 1 Dividends. Subject to any provisions of any applicable statute or of the certificate of incorporation, dividends may be declared upon the capital stock of the Corporation by the Board of Directors at any regular or special meeting thereof; and such dividends may be paid in cash, property or shares of stock of the Corporation.

                  Section 2 Reserves. Before payment of any dividends, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its discretion, determines to be proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board of Directors shall determine to be conducive to the interests of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

                  Section 3 Voting Stock Of Other Corporations. In the absence of specific action by the Board of Directors, the Chairman, Vice Chairman or President shall have authority to represent the Corporation and to vote, on behalf of the Corporation, the securities of other corporations, both domestic and foreign, held by the Corporation.

                  Section 4 Fiscal Year. The fiscal year of the Corporation shall begin on the first day of January in each year and end on the last day of the next following December.

                  Section 5 Seal. The Corporation, at the election of the Board of Directors, may have a corporate seal which shall have inscribed thereon the name of the Corporation and the words "Corporate" and "Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise applied.

                  Section 6 Severability. If any provision of these by-laws, or its application thereof to any person or circumstances, is held invalid, the remainder of these by-laws and the application of such provision to other persons or circumstances shall not be affected thereby.

                  Section 7 Amendment. These by-laws may be amended or repealed, or new by-laws may be adopted, by the Board of Directors of the Corporation. These by-laws may also be amended or repealed, or new by-laws may be adopted, by action taken by the stockholders of the Corporation.